   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2002.
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)

                               DELAWARE                                   73-0618660
                               --------                                   ----------
                     (State or other jurisdiction               (I.R.S. Employer Identification
                   of incorporation or organization)                        Number)

               1401 ENCLAVE PARKWAY, SUITE 600, HOUSTON, TX 77077
               --------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

       PARKER DRILLING COMPANY THIRD AMENDED AND RESTATED 1997 STOCK PLAN
       ------------------------------------------------------------------
                              (FULL TITLE OF PLAN)

                                 JAMES J. DAVIS
             SENIOR VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER
                         1401 ENCLAVE PARKWAY, SUITE 600
                              HOUSTON, TEXAS 77077
                                 (281) 406-2000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)




                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
 TITLE OF SECURITIES TO BE        AMOUNT TO BE            PROPOSED MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
        REGISTERED              REGISTERED(1)(2)      OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE             FEE
                                                                 (3)                        (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.16 2/3 par       1,195,000 shares               $2.24                   $2,676,800
value per share                    605,000 shares               $2.26                   $1,367,300                    $372
                                 ----------------                                       ----------
                                 1,800,000 total                                        $4,044,100
                                     shares
===================================================================================================================================

(1) Indicates the additional number of shares of Common Stock authorized and reserved for issuance under, or which may be sold upon the exercise of options that have previously been granted and/or may be granted to certain persons under, the Parker Drilling Company Third Amended and Restated 1997 Stock Plan. Also includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Each share of Common Stock is accompanied by a Right to purchase Preferred Shares pursuant to the Rights Agreement dated July 14, 1998, as amended, with Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock which may be issued upon the vesting of restricted stock or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on September 3, 2002.

                                EXPLANATORY NOTE

           This Registration Statement on Form S-8 registers an additional 1,800,000 shares of Common Stock of Parker Drilling Company (the "Registrant"), par value $0.16 2/3 per share, issuable pursuant to its Third Amended and Restated 1997 Stock Plan (the "1997 Plan"), which was amended and restated to increase the number of shares of Common Stock available for issuance under the 1997 Plan.

           The shares registered hereunder are of the same class of securities for which three registration statements filed on Form S-8 relating to the 1997 Plan are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-41369), the Registration Statement on Form S-8 (File No. 333-84069) and the Registration Statement on Form S-8 (File No. 333-59132) filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference. The following items contain information required in this Registration Statement that was not included in the previous registration statements.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*


         * Information required by Part I of Form S-8 to be contained in the
         Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

(3) The Registrant's current reports on Form 8-K dated April 1, 2002, and June 28, 2002.

(4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

(5) The description of the Rights to purchase Preferred Shares contained in the Registrant's Registration Statement on Form 8-A, dated July 15, 1998, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock offered hereby have been passed upon by Conner & Winters, P.C., Tulsa, Oklahoma. Mr. Potter, a shareholder, director and officer of Conner & Winters, P.C., is Corporate Secretary of the Registrant. As of the date hereof, attorneys of Conner & Winters, P.C., owned, directly or indirectly, 9,000 shares of common stock of the Registrant and Mr. Potter has the right to exercise options to receive an additional 114,896 shares.

ITEM 8. EXHIBITS.

     The following are included as exhibits to this Registration Statement:

     Exhibit No.                           Document
     -----------                           --------

         4.1      Parker Drilling Company Third Amended and Restated 1997 Stock
                  Plan.

         4.2 Form of Stock Option Award Agreement for Third Amended and Restated 1997 Stock Plan.

         5        Opinion of Conner & Winters, P.C.

         15       Letter regarding Unaudited Interim Financial Information

         23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

         23.2     Consent of Conner & Winters, P.C. (included in Exhibit 5).

         24       Power of Attorney (included in signature page hereof).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 5, 2002.

                             PARKER DRILLING COMPANY

                             BY:  /s/ ROBERT L. PARKER JR.
                                 ---------------------------------------------
                                      ROBERT L. PARKER JR.
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Parker Jr. and James J. Davis, and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 5, 2002.

Signature                           Title                                  Signature                    Title
---------                           -----                                  ---------                    -----

/s/ ROBERT L. PARKER JR.                                               /s/ ROBERT L. PARKER
------------------------                                               -----------------------
Robert L. Parker Jr.       President, Chief Executive Officer          Robert L. Parker          Chairman of the
                           (Principal Executive Officer)                                         Board and Director
                           and Director
/s/ JAMES J. DAVIS                                                     /s/ JAMES W. LINN
------------------------                                               -----------------------
James J. Davis             Senior Vice President-Finance               James W. Linn             Director
                           and Chief Financial Officer
                           (Principal Financial Officer)
/s/ W. KIRK BRASSFIELD                                                 /s/ ROBERT W. GATES
------------------------                                               -----------------------
W. Kirk Brassfield         Vice President and Controller               Robert W. Gates           Director
                           (Principal Accounting Officer)

/s/ R. RUDOLPH REINFRANK                                               /s/ DAVID L. FIST
------------------------                                               -----------------------
R. Rudolph Reinfrank       Director                                    David L. Fist             Director


/s/ BERNARD DUROC-DANNER                                               /s/ JAMES E. BARNES
------------------------                                               -----------------------
Bernard Duroc-Danner       Director                                    James E. Barnes           Director


/s/ SIMON G. KUKES                                                     /s/ JOHN W. GIBSON
------------------------                                               -----------------------
Simon G. Kukes             Director                                    John W. Gibson            Director

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER     DOCUMENT
       -------    --------

         4.1*     Parker Drilling Company Third Amended and Restated 1997 Stock
                  Plan.

         4.2*     Form of Stock Option Award Agreement for Third Amended and
                  Restated 1997 Stock Plan.

         5*       Opinion of Conner & Winters, P.C.

         15*      Letter regarding Unaudited Interim Financial Information

         23.1* Consent of PricewaterhouseCoopers LLP, independent accountants.

         23.2*    Consent of Conner & Winters, P.C. (included in Exhibit 5).

         24*      Power of Attorney (included in signature page hereof).

-----------
*Filed herewith